SEABOARD SAVINGS BANK, INC., SSB
                        1993 INCENTIVE STOCK OPTION PLAN


                    Seaboard   Savings  Bank,   Inc.,   SSB,  a  North  Carolina
corporation (hereinafter referred to as the "Corporation"), does herein set forth the terms of the Seaboard Savings Bank, Inc., SSB 1993 Incentive Stock Option Plan (hereinafter referred to as this "Plan") which was adopted by the Corporation's Board of Directors (hereinafter referred to as the "Board") subject to approval by the Corporation's shareholders as provided in Paragraph 22 hereof.

                    1. Purpose of the Plan. The purpose of this Plan is to provide for the grant of Incentive Stock Options (hereinafter referred to as "Option" or "Options") qualifying for the tax treatment afforded by Section 422 of the Internal Revenue Code of 1986, as amended, and in certain circumstances the right to surrender such Options for cash, to eligible officers and employees of the Corporation (hereinafter referred to as "Eligible Employees") who wish to invest in the Corporation's common stock (hereinafter referred to as "Common Stock"). The Corporation believes that participation in the ownership of the Corporation by Eligible Employees will be to the mutual benefit of the Corporation and Eligible Employees. The existence of this Plan will make it possible for the Corporation and its subsidiaries to attract capable individuals to employment in key employee positions.

                    2.          Administration of the Plan.

                                (a)   This Plan shall be administered by the
Stock Option Committee of the Board (hereinafter referred to as the "Committee"). The Committee shall consist of three (3) members of the Board all of whom shall qualify as disinterested persons as provided in Section 16(b) and the rules and regulations thereunder of the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board, which may remove members from, add members to, or fill vacancies in the Committee.

                                (b)   The Committee shall decide to whom Options
shall be granted under this Plan, the number of shares as to which Options shall be granted, the Option Price (as hereinafter defined) for such shares and such additional terms and conditions for such Options as the Committee deems appropriate. Also, the Committee shall determine when Limited Stock Appreciation Rights (as hereinafter described) shall be available in place of outstanding Options.

                                (c)    A majority of the Committee shall
constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved unanimously in writing by the Committee, shall be considered as valid actions by the Committee.

                                (d)    The Board may designate any officers or
employees of the Corporation to assist in the administration of this Plan. The Board may authorize such individuals to execute documents on its behalf and may delegate to them such other


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ministerial and limited discretionary duties as the Board may deem fit.

                    3. Shares of Commons Stock Subject to the Plan. The number of shares of Common Stock that shall be available initially for Options under this Plan is twenty four thousand six hundred and twenty five (24,625) shares, subject to adjustment as provided in Paragraph 16 hereof. Shares subject to Options which expire or terminate prior to the issuance of the shares of Common Stock shall again be available for future grants of Options under this Plan.

                    4. Eligibility. Options under this Plan may be granted to any Eligible Employee as determined by the Committee. An individual may hold more than one Option under this or other plans adopted by the Corporation.

                    5.          Grant of Options.

                                (a)       Upon the conversion of the Corporation
from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (hereinafter referred to as the
"Conversion"), the Committee has authorized that Options for twenty four thousand six hundred and twenty five (24,625) shares of Common Stock shall be granted to certain current officers and employees of the Corporation which Options shall be granted based upon the past service and the continued participation of those individuals in the management of the Corporation.

                                (b)         Upon the forfeiture of an Option for
whatever reason prior to the expiration of the Option Period (as defined in Paragraph 9 hereof) the shares of Common Stock covered by a forfeited Option shall be available for the granting of additional Options to Eligible Employees during the remaining term of this Plan upon such terms and conditions as may be determined by the Committee. The number of additional Options to be granted to specific Eligible Employees during the term of this Plan shall be determined by the Committee as provided in Subparagraph 2(b) hereof.

                    6.          Option Price.

                                (a)   The price per share of each Option granted
under this Plan (hereinafter called the "Option Price") shall be determined by the Committee as of the effective date of grant of such Option, but in no event shall the Option Price be less than 100% of the fair market value of Common Stock on the date of grant. If an Optionee (as hereinafter defined) at the time that an Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Corporation, then the Option Price per share of each Option granted under this Plan shall be no less than 110% of the fair market value of Common Stock on the date of grant and such Option shall not be exercisable more than five (5) years from the date of grant. An Option shall be considered as granted on the date that the Committee acts to grant such Option or such later date as the Committee shall specify in an Option Agreement (as hereinafter defined).

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                                (b)   The fair market value of a share of Common
Stock shall be determined as follows: (i) if on the date as of which such determination is being made, Common Stock being valued is admitted to trading on a securities exchange or exchanges for which actual sale prices are regularly reported, or actual sale prices are otherwise regularly published, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the closing sale price as reported on each of the five (5) trading days immediately preceding the date as of which such determination is made; provided, however, that, if a closing sale price is not reported for each of the five (5) trading days immediately preceding the date as of which such determination is made, then the fair market value shall be equal to the mean of the closing sale prices on those trading days for which such price is available, or (ii) if on the date as of which such determination is made, no such closing sale prices are reported, but quotations for Common Stock being valued are regularly listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for such Common Stock quoted on such system on each of the five (5) trading days preceding the date as of which such determination is made, but if a closing bid and asked price is not available for each of the five (5) trading days, then the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available, or (iii) if no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Committee, for the trading date first preceding the date as of which such determination is made. If the Committee determines that the price as determined above does not represent the fair market value of a share of Common Stock, the Committee may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan.

                    7. Payment of Option Price. Payment for shares subject to an Option may be made either in cash or, with the approval of the Committee, in other stock of the Corporation owned by the person to whom such Option was granted or such other person as may be entitled to exercise such Option. Any shares of the Corporation's stock that are delivered in payment of the aggregate Option Price shall be valued at their fair market value, as determined by the Committee, on the date of the exercise of such Option.

                    8. Terms and Conditions of Grant of Options. Each Option granted pursuant to this Plan shall be evidenced by a written Incentive Stock Option Agreement (hereinafter referred to as "Option Agreement") with each Eligible Employee (hereinafter referred to as "Optionee") to whom an Option is granted; such agreement shall be substantially in the form attached hereto as "Exhibit A", unless the Committee shall adopt a different form and, in each case, may contain such other, different, or additional terms and conditions as the Committee may determine.

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                    9. Option Period.  Each Option  Agreement  shall set forth a period during which such Option may be exercised (hereinafter referred to as the "Option Period"); provided, however, that the Option Period shall not exceed ten
(10) years after the date of grant of such Option as specified in an Option Agreement.

                    10. Limitation on Grant of Incentive Stock Options. Notwithstanding any other provision of this Plan, no person shall be granted an Option under this Plan which would cause such person's "annual vesting amount" to exceed $100,000.00. With respect to any calendar year, a person's "annual vesting amount" is the aggregate fair market value of stock subject to incentive stock options with respect to which such options are first exercisable during such calendar year. For purposes of the foregoing, the aggregate fair market value of stock with respect to which incentive stock options are first exercisable during any calendar year shall be determined by taking into account all such options granted to such person under all incentive stock option plans of the Corporation or of any of its parent or subsidiary corporations.

                    11.         Change in Control; Limited Stock Appreciation
Rights.

                                (a)   In connection with the grant of any Option
under this Plan, the Committee may, in its discretion, provide an Optionee with the right (herein sometimes referred to as "Limited Stock Appreciation Rights"), following a "change in control" of the Corporation and without regard to any restrictions on exercise that would otherwise apply, to surrender any unexercised portion of such Option as such Optionee then may have for a cash payment equal to the amount by which the fair market value (as determined by the Committee) of the number of shares of Common Stock then subject to such Option exceeds the aggregate Option Price therefor.

                                (b)     When used herein, the phrase "change in
control" refers to (i) the acquisition by any person, group of persons or entity of the beneficial ownership or power to vote more than twenty (20%) percent of the Corporation's outstanding stock or (ii) during any period of two (2) consecutive years, a change in the majority of the Board unless the election of each new Director was approved by at least two-thirds of the Directors then still in office who were Directors at the beginning of such two (2) year period.

                                (c)   Limited Stock Appreciation Rights shall be
exercised by written notice to the Corporation as provided in Paragraph 12 hereof at any time prior to the earlier of (i) the date which is thirty (30) days after the date of notice of a change in control or (ii) the last day of the Option Period provided in the Option Agreement, but in no event shall the expiration date be more than ten (10) years after the date of grant of an Option as provided in Paragraph 9 above.

                                (d)     Limited Stock Appreciation Rights may be
exercised only when the market value of Common Stock subject to an

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Option exceeds the aggregate  Option Price determined as provided in Paragraph 6 above.

                    12. Exercise of Incentive Stock Options. An Option or the right to surrender an Option for cash as provided in Paragraph 11 hereof shall be exercised by written notice to the Committee signed by an Optionee or by such other person as may be entitled to exercise such Option or to surrender such Option. In the case of the exercise of an Option, the aggregate Option Price for the shares being purchased may be paid either in cash or, with the approval of the Committee, in shares of the Corporation's stock (valued as determined by the Committee as of the date of exercise) or any combination thereof and the notice of exercise shall specify how payment will be made. The written notice shall state the number of shares with respect to which an Option is being exercised or surrendered and, in the case of the exercise of an Option, shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days from the date of such notice) by which the payment of the aggregate Option Price will be made. An Optionee shall not exercise an Option to purchase less than 100 shares, unless the Committee otherwise approves or unless the partial exercise is for the remaining shares available under such Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of an Option shall be issued in the regular course of business subsequent to the exercise of such Option and the payment therefor. During the Option Period, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of such Option, until certificates representing such shares shall have been issued and delivered and the individual's name entered as a shareholder of record on the books of the Corporation for such shares.

                    13. Effect of Termination of Employment, Retirement, Disability or Death.

                                (a)         In the event of the termination of
employment of an Optionee either by reason of (i) being  discharged for cause or
(ii) voluntary separation on the part of such Optionee for a reason other than retirement or disability, any Option or Options granted to the Optionee under this Plan, to the extent not previously exercised or surrendered by the Optionee or expired, shall immediately terminate. The phrase "discharged for cause" shall include termination at the sole discretion of the Board because of such Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), a final cease and desist order, or material breach of any provision of any employment agreement that such Optionee may have with the Corporation.

                                (b)         In the event of the termination of
employment of an Optionee as a result of such Optionee's retirement, such Optionee shall have the right to exercise any Option or Options granted to the Optionee under this Plan, to the extent that they

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have not  previously  been  exercised or surrendered by the Optionee or expired, for a period of three (3) months after the date of retirement, but in no event may any Option or the right to surrender any Option for cash be exercised later than the end of the Option Period provided in such Option Agreement in
accordance  with  Paragraph  9  hereof.   Notwithstanding  any  other  provision
contained herein, or in any Option Agreement, upon retirement, any Option then held by an Optionee shall be exercisable immediately in full. For purposes of this Plan, the term "retirement" shall mean (i) termination of an Optionee's employment under conditions which would constitute retirement under any tax
qualified   retirement  plan  maintained  by  the  Corporation  or  any  of  its subsidiaries or (ii) attaining age 65.

                                (c)         In the event of the termination of
employment of an Optionee by reason of such Optionee's disability, such Optionee shall have the right to exercise any Option or Options held by the Optionee, to the extent that they previously have not been exercised or surrendered by the Optionee or expired, notwithstanding any limitations placed on the exercise of such Options by this Plan or an Option Agreement, immediately in full and at any time within twelve (12) months after the last date on which such Optionee provides services as an officer or an employee of the Corporation before being disabled, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 9 hereof. For purposes of this Plan, the term "disability" shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                                (d)     In the event that an Optionee should die
while employed by the  Corporation or any of its  subsidiaries,  or within three
(3) months after retirement, any Option or Options granted to the Optionee under this Plan and not previously exercised or surrendered by the Optionee or expired shall vest and shall be exercisable, according to their respective terms, by the personal representative of such Optionee or by any person or persons who acquired such Options by bequest or inheritance from such Optionee, notwithstanding any limitations placed on the exercise of such Options by this Plan or an Option Agreement, immediately in full and at any time within twelve
(12) months after the date of death of such Optionee, but in no event may any Option or the right to surrender any Option for cash be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 9 hereof. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option under the terms of this Plan after the death of such Optionee under the terms of this Plan.

                    14. Effect of Plan on Employment Status. The fact that the Committee has granted an Option to an Optionee under this Plan shall not confer on such Optionee any right to employment with the Corporation or to a position as an officer or an employee of the Corporation, nor shall it limit the right of the Corporation to remove such Optionee from any position held by the Optionee or to terminate the Optionee's employment at any time.


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                    15.         Adjustment Upon Changes in Capitalization;
Dissolution or Liquidation.

                                (a)    In the event of a change in the number of
shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of an Optionee's rights under this Plan, equitable proportionate adjustments shall be made by the Committee in (i) the number and kind of shares which remain available under this Plan and (ii) the number, kind, and the Option Price of shares subject to unexercised Options under this Plan. The adjustments to be made shall be determined by the Committee and shall be consistent with such change or changes in the Corporation's total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of Options granted under this Plan.

                                (b)   The grant of Options under this Plan shall
not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

                                (c)   Upon the effective date of the dissolution
or liquidation of the Corporation, or of a reorganization, merger, or consolidation of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Corporation to another person or entity (any such transaction being hereinafter referred to as a "Terminating Event"), this Plan and any Options granted hereunder, including, if any, the right to surrender such Options for cash as provided in Paragraph 11 hereof, shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of Options granted hereunder, or the substitution for such Options of new options for the shares of the successor corporation, or a parent or a subsidiary thereof, with such appropriate adjustments, as may be determined or approved by the Committee or the successor to the Corporation, to the number and kind of shares subject to such substituted options in which event this Plan and Options granted hereunder, or the new options substituted therefor, shall continue in the manner and under the terms so provided. Upon the occurrence of any Terminating Event in which provision is not made for the continuance of this Plan and for the assumption of Options granted hereunder, or the substitution for such Options of new options for the shares of a successor corporation or a parent or a subsidiary thereof, each Optionee to whom an Option has been granted under this Plan (or such person's personal representative, the executor or administrator of such person's estate, or any person who acquired the right to exercise such Option from such person by

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bequest or  inheritance)  shall be entitled,  prior to the effective date of any such Terminating Event, (i) to exercise, in whole or in part, the Optionee's rights under any Option granted to the Optionee without any regard to any restrictions on exercise that would otherwise apply, or (ii) to surrender any such Option to the Corporation in exchange for receipt of cash equivalent to the amount by which the fair market value of the shares of Common Stock such person would have received had such person exercised the Option in full immediately prior to consummation of such Terminating Event exceeds the applicable aggregate Option Price. To the extent that a person, pursuant to this Subparagraph 15(c), has a right to exercise or surrender any Option on account of a Termination Event which such person otherwise would not have had at that time, such right shall be contingent upon the consummating of such Terminating Event.

                    16. Non-Transferability. Any Option granted under this Plan shall not be assignable or transferable except, in the case of the death of an Optionee, by will or by the laws of descent and distribution. In the event of the death of an Optionee, the personal representative, the executor or the administrator of such Optionee's estate, or the person or persons who acquired by bequest or inheritance the rights to exercise such Option, may exercise or surrender any Option or portion thereof to the extent not previously exercised or surrendered by an Optionee or expired, in accordance with its terms, prior to the expiration of the exercise period as specified in Subparagraph 13(d) hereof.

                    17. Tax Withholding. The employer of a person granted an Option under this Plan shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise or surrender for cash of any Option or the sale of stock acquired upon the exercise of an Option in order for the employer to obtain a tax deduction otherwise available as a consequence of such grant, exercise, surrender for cash, or sale, as the case may be.

                    18. Listing and Registration of Option Shares. Any Option granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                    19. Exculpation and Indemnification. In connection with this Plan, no member of the Committee shall be personally liable for any act or omission to act in such person's capacity as a member of the Committee, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person's own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation,

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the Corporation  shall indemnify and hold harmless the members of the Committee, and each other  officer or  employee  of the  Corporation  or of any  subsidiary
thereof  to  whom  any  duty  or  power  relating  to  the   administration   or
interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board) and any costs or expenses (including counsel fees) incurred by such persons arising out of, or as a result of, any act or omission
to  act  in  connection   with  the   performance   of  such  person's   duties,
responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

                    20. Amendment and Modification of the Plan. The Board may at any time and from time to time amend or modify this Plan (including the form of Option Agreement) in any respect; provided, however, that no amendment or modification shall be made that increases the total number of shares covered by this Plan or effects any change in the categories of persons who may receive Options under this Plan or materially increases the benefits accruing to Optionees under this Plan unless such change is approved by the holders of a majority of shares of Common Stock present or represented at a shareholders' meeting at which a quorum is present. Any amendment or modification of this Plan shall not materially reduce the benefits under any Option theretofore granted to an Optionee under this Plan without the consent of such Optionee or the transferee thereof in the event of the death of such Optionee.

                    21. Termination and Expiration of the Plan. This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Options then outstanding under this Plan. No Option shall be granted pursuant to this Plan after ten (10) years from the effective date of this Plan as provided in Paragraph 22 hereof.

                    22. Effective Date; Shareholder Approval. This Plan has been adopted by the Board to be effective as of the date of the Conversion. This Plan shall not be effective until approved by the holders of a majority of shares of Common Stock present or represented at a shareholders' meeting at which a quorum is present; which shareholder vote shall be taken at the next meeting of the shareholders of the Corporation to occur following such Board approval. Such next meeting of shareholders shall be held within twelve (12) months after the Conversion.

                    23. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.


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                    24.  Expenses  of  Administration  of Plan.  All  costs  and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or one or more of its subsidiaries.

                    25. Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

                    26. Inspection of Plan. A copy of this Plan, and any amendments thereto or modification thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

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STATE OF NORTH CAROLINA
                                                                       EXHIBIT A
COUNTY OF WASHINGTON

                                                INCENTIVE STOCK OPTION AGREEMENT

                    This Incentive Stock Option Agreement  (hereinafter referred
to as this  "Agreement")  is made  and  entered  into as of this     day  of
                     , 1993, between SEABOARD SAVINGS BANK, INC., SSB, a North
Carolina   corporation (hereinafter referred to as the "Corporation"), and
        , a resident of                  County, North Carolina
(hereinafter referred to as the "Optionee").

                    WHEREAS, the Board of Directors of the Corporation (hereinafter referred to as the "Board") has adopted the Seaboard Savings Bank, Inc., SSB 1993 Incentive Stock Option Plan (hereinafter referred to as the "Plan") subject to approval by the Corporation's shareholders; and

                    WHEREAS, the Plan provides that the Stock Option Committee (hereinafter referred to as the "Committee") of the Board will make available to certain officers and employees of the Corporation and its subsidiaries (any one of which, as may be appropriate, is hereinafter referred to as the "Employer") the right to purchase shares of the Corporation's common stock (hereinafter referred to as "Common Stock") and, when so notified by the Committee, the right to surrender such shares for cash; and

                    WHEREAS, the Committee has determined that the Optionee should be granted an option to purchase shares of Common Stock under the Plan;

                    NOW, THEREFORE, the Corporation and the Optionee agree as follow:

                    1. Date of Grant of Option.  The date of grant of the option
granted under this Agreement is the     day of                , 1993.

                    2. Grant of Option. Pursuant to the Plan, the Corporation grants to the Optionee the right (hereinafter referred to as the "Option") to
purchase from the  Corporation  all or any part of an aggregate of           ( )
shares of Common Stock (hereinafter referred to as the "Option Shares") which shall be authorized but unissued shares.

                    3. Option Price.  The price to be paid for the Option Shares
shall be                         Dollars ($           ) per share (hereinafter
referred to as the "Option Price") which is the fair market value of the Option Shares as determined by the Committee as of the date of grant of this Option.

                    4. When and Extent to which Option may be Exercised. Subject to any further restrictions in this Agreement, the right of the Optionee to exercise the Option to purchase the Option Shares, either in whole or in part, shall be conditioned upon the

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completion by the Optionee of one (1) full year of service in the  employment of the Employer following the date of grant of the Option set forth in paragraph 1 hereof. At such time as the Option shall become exercisable in accordance with this Agreement, the Optionee, in his discretion, may exercise all or any portion of the Option, subject to paragraph 6 hereof. The Option shall terminate as provided in paragraph 7 hereof.

                    5.          Change in Control

                                (a)         In connection with the grant of the
Option, the Committee does hereby grant to the Optionee the right, following a "change in control" (as defined in the Plan) of the Corporation and without regard to any restrictions on exercise that would otherwise apply, to surrender the Option or any unexercised portion thereof as the Optionee then may hold for a cash payment equal to the amount by which the fair market value (as determined by the Committee) of the number of shares of Common Stock then subject to the Option exceeds the aggregate Option Price therefor.

                                (b)         The Optionee shall have the right to
surrender the Option by giving written notice to the Corporation as provided in paragraph 6 hereof at any time prior to the earlier of (i) the date which is thirty (30) days after the date of notice of a change in control or (ii) the date which is ten (10) years from the date of grant of the Option set forth in paragraph 1 hereof.

                                (c)       The Option may be surrendered for cash
pursuant to this paragraph 5 only when the market value of Common Stock subject to the Option exceeds the aggregate Option Price as provided in paragraph 3 above.

                                (d)    If the Optionee surrenders the Option for
cash, the cash payment due to the Optionee shall be made by the Corporation no more than ten (10) business days after the date of the receipt by the Committee of the notice of surrender of such Option.

                    6. Method of Exercise. The Option or the right to surrender the Option for cash as provided in paragraph 5 hereof shall be exercised by written notice to the Committee signed by the Optionee or by such other person as may be entitled to exercise or to surrender the Option. In the case of the exercise of the Option, the aggregate Option Price for the shares being purchased may be paid either in cash or, with the approval of the Committee, in shares of the Corporation's stock (valued as determined by the Committee as of the date of exercise) or any combination thereof and the notice of exercise shall specify how payment will be made. The written notice shall state the number of shares with respect to which the Option is being exercised or surrendered and, in the case of the exercise of the Option, shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days from the date of such notice) by which the payment of the aggregate Option Price will be made. The Optionee shall not exercise the Option to purchase less than one hundred (100) shares, unless the Committee otherwise approves or unless the partial exercise is for the remaining shares

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available  under the Option.  A certificate  or  certificates  for the shares of
Common Stock purchased by the exercise of the Option shall be issued in the regular course of business subsequent to the exercise of the Option and the payment therefor. During the Option Period, no person entitled to exercise the Option granted under this Agreement shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option, until certificates representing such shares shall have been issued and delivered and the individual's name entered as a shareholder of record on the books of the Corporation for such shares.

                    7. Termination of Option. The Option and any right to surrender the Option for cash shall terminate as follows:

                                (a)     Except as provided in subparagraphs (b),
(c) and (d) below, the Option granted under this Agreement, to the extent that it has not been exercised, surrendered or expired, shall terminate on the earlier of (i) the date that the Optionee is discharged for cause, (ii) the date the Optionee gives notice that the Optionee terminates his or her employment with the Employer for a reason other than retirement or disability or (iii) the date which is ten (10) years from the date of grant of the Option set forth in paragraph 1 hereof. The phrase "discharged for cause" shall include termination at the sole discretion of the Board of Directors of the Employer of the Optionee because of the Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of any employment agreement that the Optionee may have with the Employer.

                                (b)   In the event the Optionee retires prior to
the date which is ten (10) years after the date of grant of the Option, the Optionee shall have the right to exercise the Option, to the extent that it has not been exercised or surrendered by the Optionee or expired, notwithstanding any limitation placed on the exercise of the Option by the Plan or by this Agreement, immediately in full and at any time within three (3) months after the date of retirement, but in no event may the Option or the right to surrender the Option for cash be exercised later than ten (10) years after the date of grant of the Option set forth in paragraph 1 hereof. For purposes of this Agreement, the term "retirement" shall mean (i) termination of the Optionee's employment under conditions which would constitute retirement under any tax qualified retirement plan maintained by the Employer or (ii) attaining age 65.

                                (c)   In the event the Optionee becomes disabled
prior to the date which is ten (10) years after the date of grant of the Option, the Optionee shall have the right to exercise the Option, to the extent that it has not been exercised or surrendered by the Optionee or expired, notwithstanding any limitation placed on the exercise of the Option by the Plan or by this Agreement, immediately in full and at any time within twelve (12) months after

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the last  date on which the  Optionee  provided  services  as an  officer  or an employee of the Employer before being disabled, but in no event may the Option or the right to surrender the Option for cash be exercised later than ten (10) years after the date of grant of the Option set forth in paragraph 1 hereof. For purposes of this Agreement, the term "disability" shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                                (d)   In the event the Optionee should die while
employed by the Employer or within three (3) months after retirement but prior to the date which is ten (10) years after the date of grant of the Option, the Option, to the extent it has not been exercised or surrendered by the Optionee or expired, shall be exercisable, according to its terms, by the personal representative, the executor or administrator of the Optionee's estate, or any person or persons who acquired the Option by bequest or inheritance from the Optionee, notwithstanding any limitation placed on the exercise of the Option by the Plan or by this Agreement, immediately in full and at any time within twelve
(12) months after the date of death of the Optionee, but in no event may the Option or the right to surrender the Option for cash be exercised later than ten
(10) years from the date of grant of the Option as set forth in paragraph 1 hereof.

                    8. Effect of Agreement on Employment Status of Optionee. The fact that the Committee has granted the Option to the Optionee under this Agreement shall not confer on the Optionee any right to employment with the Employer or to a position as an officer or an employee of the Employer, nor shall it limit the right of the Employer to remove the Optionee from any position held by the Optionee or to terminate his or her employment at any time.

                    9.          Listing and Registration of Option Shares

                                (a)        The Corporation's obligation to issue
shares of Common Stock upon exercise of the Option is expressly conditioned upon
(i) the completion by the Corporation of any registration or other qualification of such shares under any state or federal law or regulations or rulings of any government regulatory body or (ii) the making of such investment representations or other representations and agreements by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of the Option Shares which the
Committee  shall,  in  its  sole   discretion,   deem  necessary  or  advisable.
Notwithstanding the foregoing, the Corporation shall be under no obligation to register or qualify the Option Shares under any state or federal law. The
required   representations   and   agreements   referenced   above  may  include
representations and agreements that the Optionee, or any other person entitled to exercise the Option, (i) is purchasing such shares on his or her own behalf as an investment and not with a present intention of distribution or re-sale and
(ii) agrees to have placed upon any certificates representing the Option Shares a legend setting forth any representations and agreements which have been given to the Committee or a reference thereto and stating that such shares may not be transferred except in accordance with all
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applicable  state and  federal  securities  laws and  regulations,  and  further representing that, prior to making any sale or other disposition of the Option Shares, the Optionee, or any other person entitled to exercise the Option, will give the Corporation notice of the intention to sell or dispose of such shares not less than five (5) days prior to such sale or disposition.

                    10.         Adjustment Upon Change in Capitalization;
Dissolution or Liquidation

                                (a)    In the event of a change in the number of
shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of the Optionee's rights under this Agreement, equitable proportionate adjustments shall be made by the Committee in the number, kind, and the Option Price of shares subject to the unexercised portion of the Option granted under this Agreement. The adjustments to be made shall be determined by the Committee and shall be consistent with such change or changes in the Corporation's total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of the Option granted under this Agreement.

                                (b)         The grant of the Option under this
Agreement shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

                                (c)   Upon the effective date of the dissolution
or liquidation of the Corporation, or of a reorganization, merger, or consolidation of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Corporation to another person or entity, the Option granted under this Agreement and the right to exercise or to surrender the Option for cash in the event of a "Terminating Event" as provided in the Plan shall terminate.

                    11. Nontransferability. The Option granted under this Agreement shall not be assignable or transferable except, in the event of the death of the Optionee, by will or by the laws of descent and distribution. In the event of the death of the Optionee, the personal representative, the executor or the administrator of the Optionee's estate, or the person or persons who acquired by bequest or inheritance the right to exercise or to surrender the Option may exercise or surrender the unexercised Option or a portion thereof, in accordance with the terms hereof, prior to the date which is ten (10) years after the date of grant of Option as set forth in paragraph 1 hereof.

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                    12. Notices. Any notice or other communications  required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when delivered personally or when deposited in the United States mail as Certified Mail, return receipt requested, properly addressed with postage prepaid, if to the Corporation at its principal office at 124 East Water Street, Plymouth, North Carolina 27962; and, if to the Optionee to his or her last address appearing on the books of the Employer. The Employer and the Optionee may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third (3rd) business day following the date mailed, as the case may be.

                    13. Construction Controlled by Plan. This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith. The Optionee hereby acknowledges receipt of a copy of the Plan from the Corporation.

                    14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provisions or part thereof, shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

                    15. Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended, or terminated, and any terms, representations or conditions may be waived, but only by written instrument signed by each of the parties hereto. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

                    16. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

                    17. Governing Law; Venue and Jurisdiction. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. The parties hereto agree that any suit or action relating to this Agreement shall be instituted and prosecuted in the courts of the County of Washington, State of North Carolina, and each party hereby does waive any right or defense relating to such jurisdiction and venue.

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                    18. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, and shall be binding upon and inure to the benefit of the Optionee, his heirs, legatees, personal representatives, executors, and administrators.

                    19. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

                    20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the Corporation, has caused this instrument to be executed in its corporate name by its President, or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereto affixed, all by authority of its Board of Directors first duly given, and the Optionee has hereunto set his or her hand and adopted as his or her seal the typewritten word "SEAL" appearing beside his or her name, all done this the day and year first above written.


                                            SEABOARD SAVINGS BANK, INC., SSB


                                            By:
                                                ___________________________
                                                Samuel J. Styons, President

ATTEST:


________________________________
Amber Bland, Corporate Secretary



[CORPORATE SEAL]




               _______________________________
               _______________________________, Optionee



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                                    EXHIBIT A


                              NOTICE OF EXERCISE OF
                             INCENTIVE STOCK OPTION


        To: The Stock Option Committee of the Board of Directors of Seaboard Savings Bank, Inc., SSB.


                    The  undersigned  hereby elects to purchase         whole
shares of Common Stock of Seaboard Savings Bank, Inc., SSB (the "Corporation") pursuant to the Incentive Stock Option granted to the undersigned in that certain Incentive Stock Option Agreement between the Corporation and the
undersigned dated the                day of              , 1993. The aggregate
purchase price for such Shares is $         , which amount is (i) being tendered
herewith, (ii) will be  tendered  on or before               , 199  (cross out
provision which does not apply) in cash and/or stock of the Corporation owned by me, and I request that a value as of the date of exercise of this Option be placed on any stock being tendered in payment of the purchase price. The
effective  date of this election shall be             , 199   , or the date of
receipt of this Notice by the Corporation if later.

                    Executed this       day of                 , 199    , at

                                                           .



 (Social Security Number)

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